THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (this "Third Amendment") is entered into as of June 8, 2026 (the "Third Amendment Effective Date") by and between Eric H. Yecies, an individual and resident of the State of New Jersey, (the "Employee") and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the "Company"), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a "Party" and together as the "Parties".

RECITALS

WHEREAS, on or around November 6, 2020, the Company and the Employee entered into an Employment Agreement (the "Employment Agreement"), with specific terms as disclosed therein.

WHEREAS, on or about January 27, 2022, the Company and the Employee entered into the First Amendment to Employment Agreement ("First Amendment"), with specific terms as disclosed therein.

WHEREAS, on or about June 15, 2023, the Company and the Employee entered into the Second Amendment to Employment Agreement ("Second Amendment"), with specific terms as disclosed therein.

WHEREAS, pursuant to Paragraph 2(a) of that Second Amendment and Paragraph 2(f) of the June 15, 2023 Restricted Stock Award Agreement, the following RSUs remain unvested: "50,000 restricted shares vest upon the healthcare business achieving $200,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2027" (the "Unvested RSUs").

WHEREAS, on or about March 31, 2025, as part of the annual merit review process, the Company increased the Employee's Base Salary from $378,000 to $406,350 per year, and the Employee's annual Bonus Target from 40% to 45%.

WHEREAS, the Parties desire to further amend the Employment Agreement and Amendments thereto to better correlate with the Company's revised Executive Compensation, revised Corporate Bonus, and new, annual Long Term Incentive Plan (LTIP) grant structure, as described in more detail below.

WHEREAS, for avoidance of doubt, other than the amendments set forth below in this Third Amendment, all other provisions of the Employment Agreement, First Amendment, and Second Amendment remain in effect today and moving further, unless and until amended in the future.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendments. The Employment Agreement, First Amendment, and Second Amendment shall be further amended as follows, in accordance with the terms and conditions of Section 8 thereof:

a. Base Salary:

Effective June 1, 2026, Employee's Base Salary increases to $425,000.

b. Bonus Target:

Employee's annual Bonus Target remains at 45% of Base Salary. In 2027, unless otherwise determined by the Company's Compensation Committee of the Board of Directors, a Bonus will only be paid if material weaknesses are eliminated from LifeMD's 2026 audited financial statements. Any Bonus amount to be paid will be determined pursuant to the Company's Annual Cash Performance Bonus Plan, as approved by the Company's Compensation Committee of the Board of Directors. For C-level executives (*i.e.*, including Employee), the Bonus award determination will be 100% tied to corporate performance metrics, which in turn are weighted to revenue and EBITDA performance components relative to the Board-approved annual budget. The Bonus payout curve will range from 0% to 200% of the Bonus Target, depending upon the Company's performance. Additional details concerning any Bonus amount to be paid will be communicated at the time of such Bonus award determination.

c. New Target Long Term Incentive Plan (LTIP)

The following is conditional upon the approval by the stockholders of the Company of the Plan at the annual meeting to be held on June 12, 2026. Employee's Total Compensation is defined as Base Salary + Bonus Target + Value of Target LTI Award.

- **Employee's Target LTI Award** = 40% of Employee's Total Compensation
- **Employee's Value of Target LTI Award in 2026** = $410,833
- **Employee's Target LTI Award in 2026** = 64,426 RSUs

  [*using the 12-month average closing price of $6.3768 for LFMD as of 05/02/26*]

The actual LTI Award will be split into: (i) 50% Time-Based RSUs (32,213 TRSUs) and (ii) 50% Performance-Based RSUs (32,213 Target PRSUs), to be issued pursuant to and in accordance with the metrics and further details set forth in the attached, respective TRSU and PRSU Award Agreements.

d. One-Time Vesting And Exchange Of Unvested RSUs

The Unvested RSUs (*i.e.*, "50,000 restricted shares vest upon the healthcare business achieving $200,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2027"), will be converted and exchanged as follows:

- *Vesting*: 20,000 of the 50,000 Unvested RSUs will vest upon full execution of this Third Amendment, as a one-time, time-based award for 2026; and

- *Exchange*: Employee has elected to exchange the remaining 30,000 of the 50,000 Unvested RSUs into 30,000 RSUs to be awarded pursuant to the Company's new Long Term Incentive Plan (LTIP)—*i.e.*, 15,000 TRSUs and 15,000 Target PRSUs, to be issued pursuant to and in accordance with the metrics and further details set forth in the attached, respective TRSU and PRSU Award Agreements.

2. Governing Law; Jurisdiction. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this Third Amendment shall be instituted in the federal courts or the courts of the State of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

3. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

[signature on next page]

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this Third Amendment to the Employment Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this Third Amendment to the Employment Agreement.

EXECUTED as of the Third Amendment Effective Date, as set forth above.

LIFEMD, INC.

By: Justin Schreiber, Chairman & CEO

EMPLOYEE

Signed by:

Eric H. Yecies

B178A3CADAE047F

By: Eric H. Yecies, Chief Legal Officer & General Counsel